Exhibit 21

SUBSIDIARIES OF METHODE ELECTRONICS, INC.

Subsidiary (1)	Jurisdiction of Incorporation
ABAS, Inc.	Delaware
Active Energy Solutions, Inc.	Delaware
Advanced Molding and Decoration S.A. de C.V.	Mexico
Alsentis LLC	Michigan
BMAC Limited	United Kingdom
Dabir Surfaces, Inc.	Delaware
Floduval S.A.	Belgium
Grakon Parent, Inc.	Delaware
Grakon Intermediate Holdings, LLC	Delaware
Grakon, LLC	Delaware
Grakon Holdings, LLC	Delaware
Grakon Europe B.V.	Netherlands
Grakon International (Hong Kong), Ltd.	Hong Kong
Grakon Hamsar Holdings, Ltd.	Canada
Grakon Vehicle Components (Donggaun) Co., Ltd.	China
Grakon Components Design (Shenzen) Co., Ltd.	China
Grakon BMAC Holdings, Limited	United Kingdom
Hermans Nordic Lights GmbH	Germany
Hetronic International, Inc.	Delaware
Hetronic Italy S.R.L.	Italy
Hetronic Swiss AG	Switzerland
Hetronic USA, Inc.	Delaware
IRU Resources S.A. De C.V.	Mexico
KBA, Inc.	Delaware
M Aviation LLC	Delaware
M Aviation Real Estate LLC	Delaware
M Real Estate, LLC	Delaware
Magna-Lastic Devices, Inc.	Delaware
Methode Development Company	Delaware
Methode Data Solutions Group Europe, Ltd	Malta
Methode Electronics Asia Pte, Ltd.	Singapore
Methode Electronics Far East Pte., Ltd.	Singapore
Methode Electronics India, Private Ltd.	India
Methode Electronics International GmbH	Germany
Methode Electronics Malta Holdings Ltd.	Malta
Methode Electronics Malta Ltd.	Malta
Methode Electronics Malta Mriehel Limited	Malta
Methode Electronics Mediterranean Company Ltd.	Malta
Methode Electronics (Suzhou) Co. Ltd.	China
Methode Electronics (Shanghai) Co. Ltd.	China
Methode Electronics U.K. Ltd.	United Kingdom
Methode Mexico, S.A. de C.V.	Mexico
Methode Surface Treatment (Zhenjiang), Co., Ltd.	China
Montana Bidco Oy	Finland
Nordic Lights APAC Pte, Ltd.	Singapore
Nordic Lights Group Oyj	Finland
Nordic Lights Inc.	Delaware
Nordic Lights Oy	Finland

Nordic Lights (Suzhou) Co., Ltd.	China
Pacific Insight Electronics Corp.	Canada
Pacific Insight Electronics USA Corp.	Michigan
Pacific Insight Mexico S.A. de C.V.	Mexico
Procoplast S.A.	Belgium
Proco-Immo S.A.	Belgium
Samaya Electronics Egypt, Ltd.	Egypt
Sandsund Lights Oy	Finland
Sponbeam Oy	Finland
TouchSensor Technologies, L.L.C.	Delaware
Translec Limited Universal Resources de Mexico, S.A. de C.V.	United Kingdom Mexico

(1)
All subsidiaries are 100% owned, except Alsentis LLC which is 11.5% owned, and Nordic Lights APAC Pte, Ltd., Nordic Lights Group Oyj, Nordic Lights Inc., Nordic Lights Oy, and Nordic Lights (Suzhou) Co., Ltd. which are each currently 99.4% owned, directly or indirectly..